UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 31, 2005


                        BrainStorm Cell Therapeutics Inc.
             (Exact name of registrant as specified in its charter)

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
          Washington                         333-61610                    912061053
 (State or other jurisdiction               (Commission               (IRS Employer
      of incorporation)                     File Number)           Identification No.)
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                           1350 Avenue of the Americas
                               New York, NY 10019
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code       212-557-9000

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02(D)       APPOINTMENT OF NEW DIRECTORS

On March 31, 2005 our Board of Directors increased its size from three to four directors and appointed Dr. Robert Shorr to serve as director. A copy of the press release announcing Dr. Shorr's appointment is attached hereto as Exhibit 99.1.

Since 2000, Dr. Shorr, age 51, has served as President and CEO of Cornerstone Pharmaceuticals Inc., a bio-technology company. From 1998 he has also served as Director of Business Development at the State University of New York's Stony Brook Center for Advanced Technology. From 1998 until 2002 he was Vice-President of Science and Technology (CSO) of United Therapeutics Corp., a NASDAQ listed bio-technology company. From 1999 Dr. Shorr has served as trustee at the Tissue Engineering Charities of the Imperial College of Science and Technology in London. Prior to 1998 he held management positions at Enzon Inc., a NASDAQ listed bio-technology company, and AT Biochem of which he was also founder. Dr. Shorr also serves on the Board of Directors of Biological Delivery Systems Inc. and Pluristem Life Systems Inc. Dr. Shorr holds both a Ph.D and a D.I.C from the Imperial College of Science and Technology in London as well as a BSc. from the State University of New York.

Dr. Shorr is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404 of Regulation S-B.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

            (c) Exhibits.

                99.1   Press release dated March 31, 2005

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2005


BRAINSTORM CELL THERAPEUTICS INC.


/s/ Yaffa Beck
------------------------------
Name: Yaffa Beck
Title: President & CEO

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                                  EXHIBIT INDEX

Exhibit Number         Description
--------------         -----------

99.1                   Press release dated March 31, 2005